Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on this Form F-1 of Elbit Vision Systems Ltd. (the “Company”) of our report dated July 14, 2005, which appears in the Company’s 2006 Annual Report on Form 20-F, as filed with the United States Securities and Exchange Authority on July 16, 2007. We also consent to the reference to us under the heading “Experts” and “Selected Financial Data” in such Registration Statement.

Haifa, Israel	/s/ Kesselman & Kesselman Kesselman & Kesselman
July 31, 2007	Certified Public Accountants (Isr.)